Exhibit 10.21



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

                                MACROMEDIA, INC.
                              EMPLOYMENT AGREEMENT


            This Agreement is made effective this 1st day of January 1997, between Macromedia, Inc., a Delaware corporation ("Macromedia"), and James White ("Executive").

            WHEREAS, Macromedia is engaged in the business of developing and marketing certain computer software; and

            WHEREAS, Macromedia desires to secure the services of Executive as Vice President of Marketing, and Executive desires to perform such services for Macromedia, on the terms and conditions as set forth herein;

            NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth below, it is mutually agreed as follows:

            1. Duties. Executive shall have such duties as the President of Macromedia may from time to time prescribe consistent with his position as Vice President of Marketing of Macromedia. Executive shall devote his full time, attention, energies and best efforts to the business of Macromedia based in San Francisco, California, and shall not during his period of employment as Vice President of Marketing of Macromedia engage in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

            2. Compensation. Macromedia shall pay and Executive shall accept as full consideration for the services to be rendered hereunder compensation consisting of the following:

                  2.1 Base Salary. $170,000 per year in base salary, payable in installments twice per month, with such deductions or withholdings which are required by law.

                  2.2 Bonus. An annual target bonus of $85,000 per year based on attainment of 100% of the Macromedia Executive Bonus Plan objectives, with a total bonus potential of up to $204,000 per year based on attainment of specified hurdles in excess of 100% of the Macromedia Executive Bonus Plan objectives, as established each year by the Board of Directors. The current Macromedia Executive Bonus Plan objectives for fiscal 1997 are attached as Exhibit A, and Executive understands that such plan may be amended from time to time. In addition, Macromedia will pay Executive, upon Executive's completion of 30 days of employment at Macromedia, an amount equal to $100,000, provided that Executive will be required to repay this amount if Executive voluntarily terminates employment with Macromedia within one year of the effective date of this Agreement. Such repayment obligation shall decrease proportionately based on the number of months divided by twelve that Executive is employed as Vice President of Marketing of Macromedia.

                  2.3 Stock Options. Macromedia has granted Executive a non-qualified option to purchase 150,000 shares of Macromedia common stock. The exercise price for such option



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

will be the fair market value of Macromedia common stock on the date of grant. The option will have a maximum term of ten (10) years, subject to earlier termination upon the date of Executive's termination of service with Macromedia or any successor entity. The option will vest as to 25% of the option shares (37,500 shares) at the end of twelve (12) full months of continuous service with Macromedia. Thereafter, the option will vest in a series of thirty-six (36) successive equal monthly installments over Executive's period of service with Macromedia, with each monthly installment equal to 2.0833% of the total number of option shares (3,125 shares) on the last day of each month over the thirty-six (36) month period. For purposes of such option, the Executive will be deemed to continue in service with Macromedia for so long as he renders services as an employee, director or independent consultant to Macromedia or any parent or subsidiary corporation. The stock option shall be evidenced by the stock option agreement attached as Exhibit B and shall contain terms no less favorable than the terms in effect for employee nonqualified stock options granted under the Macromedia 1992 Equity Incentive Plan.

            3. Benefits. Executive shall be entitled to and shall receive such pension, profit sharing and fringe benefits such as hospitalization, medical, life and other insurance benefits, vacation, sick pay and short-term disability as the Board of Directors of Macromedia may, from time to time, determine to provide for the key Executives of Macromedia.

            4. Relocation Expenses. Upon Executive's (and Executive's spouse's) execution of a loan agreement in the form attached as Exhibit C, Macromedia will provide Executive with a recourse loan of up to $375,000, at an annually compounded interest rate of 6.0% per annum to refinance Executive's residence in the Bay Area, such proceeds to be paid directly to Silicon Graphics Inc. The loan shall be secured by Executive's residence. All interest accrued and the principal on the loan will be due and payable five years from the date of the loan. If Executive's employment with Macromedia is terminated for any reason or Executive sells his residence prior to the end of such five year period, all interest accrued and principal on the loan will become immediately due and payable upon the earlier of (a) 60 days after such termination or (b) immediately upon such sale.

            5. Executive Proprietary Information and Inventions Agreement. As part of the consideration between the parties for this Agreement, Executive hereby agrees to enter into Macromedia's Proprietary Information and Inventions Agreement attached as Exhibit D contemporaneously with the execution of this Agreement.

            6. Termination. Executive's employment as Vice President of Marketing of Macromedia shall terminate immediately upon Executive's receipt of written notice by Macromedia, upon Macromedia's receipt of written notice by Executive, or upon Executive's death.

                  6.1 Surrender of Records and Property. At the time of termination, Executive shall deliver promptly all equipment, records, manuals, books, data tables or copies thereof regardless of the underlying media upon which such materials are recorded which are property of Macromedia and which are under Executive's possession and control.

            7. Benefits Upon Termination as Vice President of Marketing. Except in connection with a termination for Cause (as defined in Subsection 7.2) or a voluntary termination by



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

Executive, Macromedia shall provide Executive with termination benefits upon his termination by Macromedia as Vice President of Marketing of Macromedia irrespective of the cause of the termination, as follows:

                  7.1 Termination Benefits. During a period of time beginning on the date of Executive's termination as Vice President of Marketing of Macromedia and ending three months from such date, Executive's base salary at the time of termination shall continue to be paid by Macromedia in installments twice per month with applicable deductions or withholdings. Under no circumstances shall Macromedia be obligated to make any payments beyond the three-month period after his termination by Macromedia as Vice President of Marketing of Macromedia. Vesting on any stock options held by Executive shall terminate following Executive's termination by Macromedia as Vice President of Marketing of Macromedia.

                  7.2 Circumstances Under Which Termination Benefits Would Not Be Paid. Macromedia shall not be obligated to pay Executive the termination benefits described in Subsection 7.1 above if Executive's employment as Vice President of Marketing of Macromedia is terminated for Cause. For purposes of this Agreement, "Cause" shall be limited to (1) Executive's conviction of any felony under federal or state law, or any fraud, misappropriation or embezzlement or act of dishonesty; or (2) Executive's commission of a material violation of the Executive's Proprietary Information and Inventions Agreement. In addition, Executive shall not be entitled to any termination benefits or continued option vesting under Subsection 7.1 if he voluntarily terminates his service with Macromedia.

            8.    Arbitration.

                  8.1 Except for proceedings seeking injunctive relief, including, without limitation, allegations of misappropriation of trade secrets, copyright or patent infringements, or breach of any anti-competition provisions of this Agreement, any controversy or claim arising out of or in relation to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration of this Agreement shall include claims of fraud or fraud in the inducement relating to this Agreement. Arbitration further includes all claims, regardless of whether the dispute arises during the term of the Agreement, at the time of termination or thereafter.

                  8.2 Either party may initiate the arbitration proceedings, for which the provision is herein made, by notifying the opposing party, in writing, of its demand to arbitrate. In any such arbitration there shall be appointed one arbitrator who shall be selected in accordance with the AAA Commercial Arbitration Rules. The place of arbitration shall be San Francisco, California. The law applicable to the dispute shall be the laws of the State of California. Accordingly, the California Uniform Arbitration Act shall apply to the interpretation of the arbitration procedure; pursuant thereto, the arbitrator's powers shall include, without limitation, the power to issue subpoenas for the attendance of witnesses for hearing or deposition, and for other production of books, records, documents or other evidence pursuant to California law.



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

                  8.3 The parties agree that the award of the arbitrator shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or plead to the arbitrator; that the arbitrator shall be the final judge of both law and fact in arbitration of disputes arising out of or relating to this Agreement, including the interpretation of the terms of this Agreement. The parties further agree it shall be the sole and exclusive duty of the arbitrator to determine the arbitrability of issues in dispute and that neither party shall have recourse to the court for such a determination.

            9.    General.

                  9.1 Waiver. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as, nor constitute a, continuing waiver of such breach or of other breaches by the same or any other provision of this Agreement.

                  9.2 Severability. If for any reason a court of competent jurisdiction or arbitrator finds any provisio n of this Agreement to be unenforceable, the provision shall be deemed amended as necessary to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the parties, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

                  9.3 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective upon personal service or upon depositing such notice in the U.S. Mail, postage prepaid, return receipt requested and addressed to the Chairman of the Board of Macromedia as its principal corporate address, and to Executive at his most recent address shown on Macromedia's corporate records, or at any other address which he may specify in any appropriate notice to Macromedia.

                  9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together constitutes one and the same instrument and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

                  9.5 Entire Agreement. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement and the referenced stock option agreement and Proprietary Information and Inventions Agreement constitute the complete and exclusive statement of the agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, covenants, and all other communications between the parties relating to the subject matter hereof.

                  9.6 Assignment and Successors. Macromedia shall have the right to assign its rights and obligations under this Agreement to an entity which acquires substantially all of the assets of Macromedia. The rights and obligation of Macromedia under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of Macromedia.



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

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MACROMEDIA, INC.                            ACCEPTED BY EXECUTIVE



By:    /s/ Robert K. Burgess                By    /s/ James White
       ---------------------------                ------------------------------
Name:  Robert K. Burgess                    Name: James White
       ---------------------------                ------------------------------
Title:  President
       ---------------------------

Attachments:

   Exhibit A:  Macromedia Executive Bonus Plan objectives for Fiscal 1997

   Exhibit B:  Stock Option Agreement

   Exhibit C:  Loan Agreement

   Exhibit D:  Macromedia's Proprietary Information and Inventions Agreement


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
                                   EXHIBIT A

EXECUTIVE BONUS PLAN
FY 1997

DEFINITIONS

-   EPS

Earnings per share calculated on operating income

-   Backlog

Revenue that could have been recorded in the period but was not recorded due to a management decision. Can be shipped the first day of the next quarter.

PLAN DESCRIPTION

Executives will be paid a quarterly bonus based on:

-   EPS

Will be calculated as 60% of target bonus. Accelerator: Can earn up to 200% of target amount.

-   Backlog

Will represent 40% of target bonus to be earned. Accelerator: Can earn up to 300% of target amount. Backlog will not reset if target is not met in any quarter.

CASH COMPENSATION
                                                         BONUS
                                           100%            2X              3X
Base Salary            $170,000

EPS                                     $ 51,000        $102,000        $102,000
BACKLOG                                   34,000          68,000         102,000
TOTAL BONUS                               85,000         170,000         204,000

TOTAL COMPENSATION                      $255,000        $340,000        $374,000

                                   EXHIBIT A

EXECUTIVE
BONUS PLAN
CALCULATION


                SALARY-$170,000
                BONUS (40%)-$68,000

                                         ANNUAL
                                          BONUS                 %
                                       ---------           --------
EPS            ($170K X .40) X .75 =      $51K                60%
BACKLOG        ($51K/.60) X .40 =         $34K                40%
                                          ----               ----
TOTAL                                     $85K               100%
                                          ====               ====

                                 LOAN AGREEMENT

      This Loan Agreement (this "AGREEMENT") is made and entered into effective as of January 28, 1997 (the "EFFECTIVE DATE") by and among, jointly and severally, Macromedia, Inc., a Delaware corporation ("LENDER"), and James N. White and Patricia A. O'Brien, husband and wife (these two individuals will be collectively referred to as "BORROWER"). The term "LOAN DOCUMENTS" as used herein means, collectively, this Agreement, the Note and Deed of Trust (each as defined below) executed and delivered pursuant hereto, and any other documents executed or delivered by Borrower pursuant to this Agreement or in connection with the Loan (as defined below).

      WHEREAS, Lender desires to loan a certain sum to Borrower, and Borrower wishes to borrow a certain sum from Lender so that Borrower may re-finance his primary residence, on and subject to the terms and conditions contained in this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, Lender and Borrower hereby agree as follows:

      1.    AMOUNT AND TERMS OF CREDIT.

            1.1 COMMITMENT TO LEND. Subject to all the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Borrower set forth in this Agreement, Lender agrees to make a loan of funds on the date of the Note to Borrower on a non-revolving basis (the "LOAN"), in the principal amount of Three Hundred Seventy-Five Thousand Dollars (US $375,000.00).

            1.2 NOTE. Borrower's indebtedness to Lender under the Loan will be evidenced by a Promissory Note executed by Borrower in the form attached hereto as Exhibit "A" (the "NOTE"). The Note will provide that annually compounded interest on unpaid principal will accrue at a rate equal to six percent (6%) per annum.

            1.3 SECURITY. Borrower's indebtedness to Lender under the Loan will be secured by a deed of trust in the form attached hereto as Exhibit "B" (the "DEED OF TRUST"). The Deed of Trust will be executed by Borrower in favor of Lender, with Old Republic Title Company, a California corporation, acting as trustee, on certain real property located at 880 Lincoln Street, Palo Alto, California (the "PROPERTY").

            1.4 MATURITY. The unpaid principal amount of the Loan and all unpaid interest accrued thereon will be immediately due and payable to Lender in full on the date (the "MATURITY DATE") which is the earlier to occur of: (a) the fifth anniversary of the date of the Note evidencing this Loan; or (b) the date on which the entire unpaid principal amount and all accrued interest on the Note becomes immediately due and payable in full under Section 6.1.

            1.5 PREPAYMENT. Borrower may at any time and from time to time prepay the Loan in whole or in part in amounts of at least Ten Thousand Dollars (U.S. $10,000.00). Each



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

prepayment will be applied as follows: (a) first, to the payment of interest accrued on the Loan, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on the Loan.

      2.    CLOSING DATE; DELIVERIES.

            2.1 CLOSING DATE. The closing of the Loan (the "CLOSING") will be held at Lender's principal executive offices on the Effective Date (the "CLOSING DATE"), or at such other time and place as Borrower and Lender may mutually agree.

            2.2 DELIVERY BY LENDER OF PAYMENT OF PRINCIPAL TO SILICON GRAPHICS INC. At the Closing, Lender will deliver to Silicon Graphics Inc. ("SGI") the funds representing the Loan, which Borrower agrees shall constitute a funding of the loan to Borrower and a subsequent repayment by Borrower of Borrower's obligation to repay SGI the principal amount of Three Hundred and Seventy Five Thousand Dollars (US $375,000.00) (the "SGI OBLIGATION").

            2.3 DELIVERY BY BORROWER OF NOTE AND DEED OF TRUST. At the Closing, Borrower will execute and deliver to Lender the Note and Deed of Trust.

            2.4 DELIVERY BY SGI OF RELEASE OF DEED OF TRUST. At the Closing, SGI will deliver to Lender the deed of trust that is currently recorded in Santa Clara County representing the SGI Obligation (the "SGI DEED OF TRUST") and a request for full reconveyance of the SGI Deed of Trust, duly signed by an authorized officer of SGI and properly notarized.

      3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that:

            3.1 PREVIOUS PURCHASE. Borrower's purchase in 1991 of the Property was an arm's length transaction with the previous owners of the Property.

            3.2 TITLE TO PROPERTY. Other than the SGI Deed of Trust, the Property is free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent.

            3.3 BALLOON PAYMENT. Borrower acknowledges that the unpaid principal amount of the Loan and all unpaid interest accrued thereon will be immediately due and payable to Lender in full as one balloon payment on the fifth anniversary of the date of the Note evidencing this Loan, if not due earlier under Section 6.1.

      4. CONDITIONS PRECEDENT TO LOAN. The obligation of Lender to make the Loan is subject to the satisfaction (or written waiver by Lender) of all the following conditions precedent:

            4.1 REPRESENTATIONS TRUE. All representations and warranties of Borrower contained in this Agreement and in all other Loan Documents will be true, correct and complete in all respects.

            4.2 NOTE AND DEED OF TRUST. Lender will have received the Note and Deed of Trust representing the Loan, duly executed by Borrower.

            4.3 DOCUMENTS FROM SGI. Lender will have received from SGI a request for full reconveyance of the SGI Deed of Trust, duly signed by an authorized officer of SGI and properly notarized, and the SGI Deed of Trust, marked "canceled".

      5. OTHER COVENANTS OF BORROWER. Borrower hereby covenants and agrees with Lender as follows:

            5.1 FURTHER ASSURANCES. In addition to the obligations and documents that this Agreement expressly requires Borrower to execute, deliver and perform, Borrower will execute, deliver and perform any and all further acts or documents which Lender may reasonably require in order to carry out the purposes of this Agreement or any of the other Loan Documents.

      6. DEFAULT OF BORROWER.

            6.1 DEFAULT; ACCELERATION. Borrower will be deemed to be in default under the Note and the outstanding unpaid principal sum of the Note, together with all interest accrued thereon, will immediately become due and payable in full without the need for any further action on the part of Lender: (a) sixty
(60) days after the termination of the employment of James White, for any reason, with Lender; (b) upon Borrower's sale or other voluntary conveyance of the Property; (c) upon the filing by or against Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided however, that with respect to an involuntary petition in bankruptcy, Borrower will not be deemed to be in default of the Note unless such involuntary petition has not been dismissed within sixty (60) days after the filing of such petition; or (d) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property.

            6.2 REMEDIES UPON DEFAULT. Upon any default of Borrower under the Note, Lender will have, in addition to its rights under the Note and the Deed of Trust, full recourse against any real, personal, tangible or intangible assets of the undersigned, and may pursue any legal or equitable remedies that are available to Lender. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

      7. MISCELLANEOUS.

            7.1 SURVIVAL. The representations and warranties of Borrower contained in or made pursuant to this Agreement and all the other Loan Documents will survive the execution and delivery of the Loan Documents.

            7.2 ENTIRE AGREEMENT. This Agreement, the Note, the Deed of Trust and the exhibits and schedules attached thereto constitute the entire agreement and understanding among the parties with respect to the subject matter thereof and supersede any prior understandings or agreements of the parties with respect to such subject matter.

            7.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that Borrower may not assign or delegate any of its rights or obligations hereunder or under any other Loan Document or any interest herein or therein without Lender's prior written consent.

            7.4 NO THIRD PARTY BENEFICIARIES; CONSTRUCTION. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement and its exhibits are the result of negotiations between the parties and have been reviewed by each party hereto; accordingly, this Agreement will be deemed to be the product of the parties hereto, and no ambiguity will be construed in favor of or against any party.

            7.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely in, such State, without reference to that body of law relating to conflicts of law or choice of law.

            7.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed in original, but all of which together will constitute one and the same instrument.

            7.7 MODIFICATION; WAIVER. This Agreement may be modified or amended only by a writing signed by both parties hereto. No waiver or consent with respect to this Agreement will be binding unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Lender will operate as a waiver or modification of any party's rights under this Agreement or any other Loan Document. No delay or failure on the part of either party in exercising any right or remedy under this Agreement or any other Loan Document will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

            7.8 SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. In the event of any conflict between the terms of this Agreement and the Note, the terms of the Note will control.

            7.9 ATTORNEYS' FEES. If any party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or claimed breach of any term or provision of this Agreement or any other Loan Document, then the prevailing party in said action will be entitled to recover its reasonable attorney's fees and court costs incurred therein.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

BORROWER:                                 MACROMEDIA, INC.

/s/ James N. White                        Name: /s/ Richard B. Wood
--------------------------------                --------------------------------
    James N. White


/s/ Patricia A. O'Brien                  By:    Richard B. Wood
--------------------------------                --------------------------------
    Patricia A. O'Brien

                                         Title: V.P. Operations & CFO
                                                --------------------------------

ATTACHMENTS:

Exhibit A - Promissory Note
Exhibit B - Deed of Trust

                       [SIGNATURE PAGE TO LOAN AGREEMENT]

MACROMEDIA
--------------------------------------------------------------------------------
Proprietary Information and Inventions Agreement

         In consideration of my employment or continued employment by Macromedia, Inc., a Delaware corporation (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

         1.  Recognition of Company's rights; Nondisclosure.

At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognition that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all patent rights, copyrights, mask work rights, trade secret rights, and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

         The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data, or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, mask works, trade secrets, ideas, processes, formulas, sources and object codes, data, programs, other works of authorship, cell lines, know-how, improvements, discoveries, developments, designs, and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

         2. Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing

      3.  Assignment of Inventions.

          (a) I hereby assign to the Company all my right, title, and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

            (i) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                  (2) Result from any work performed by the employee for the employer.

            (ii) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of the this state and is unenforceable.

      (b) I also assign to or as directed by the Company all my right, title, and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          (c) I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section
101). Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions."

         4. Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify , and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate for the time actually spent by me at the Company's request on such assistance.

      In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the action specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officer and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effort as if executed by me. I hereby waive and quit claim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         5. Obligation to Keep Company Informed. During the period of my employment, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions. In addition, after termination of my employment, I will disclose all patent applications filed by me within a year after termination of employment. At the time of each disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under section 2870; and I will at that time provide the Company in writing all evidence necessary to substantiate that belief. I understand that the company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under section 2870.

         6. Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed, or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Inventions on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all such Inventions have been listed for that reason.



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

         7. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company, and for the period of my employment by the Company and for one (1) year after the date of termination of my employment and I will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

         8. No Improper use of Materials. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employee or any other person to whom I have an obligation of confidentiality, and will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

         9. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         10. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, molecules, cells, and documents together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information, or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets, or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

         11. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by conjunction, specific performance, or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         12. Notices. Any notices required or permitted thereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

         13. General Provisions.

         13.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of California.

         13.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

          13.3 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

         13.4 Predecessor, Successors, and Assigns. This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its



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

predecessor, its successors, and its assigns. The term "Company" as used herein shall be deemed to also refer to the Company's predecessor, Macromedia, Inc., a Delaware corporation.

         13.5 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         13.6 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         13.7 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely: January 2, 1997.

         I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL

INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT SCHEDULE A TO THIS AGREEMENT.

Dated: January 2,  1997

                                    /s/ James N. White
                                    --------------------------------------------
                                    Signature

                                    James N. White
                                    --------------------------------------------
                                    Print Name

                                    888 Lincoln Avenue
                                    --------------------------------------------
                                    Address

                                    Palo Alto, CA 94301
                                    --------------------------------------------

ACCEPTED AND AGREED TO:

Macromedia
A Delaware Corporation
600 Townsend Street
San Francisco, CA  94103

By: /s/ Richard B. Wood
    -------------------------------------
    (Macromedia Representative)

    Chief Financial Officer
    -------------------------------------
    (Title)

    January 2, 1997
    -------------------------------------
    (Date)

                                    EXHIBIT A

MACROMEDIA
600 Townsend Street
San Francisco, CA 94103

Gentlemen:

      1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Macromedia, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

      (   )
      ( X )    No inventions or improvements.

      (   )
      (   )    See below:

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

      (   )
      (   )    Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

      2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

      (   )
      ( X )    No materials.

      (   )
      (   )    See below:

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

      (   )
      (   )    Additional sheets attached.

Date: January 2, 1997

                                Very truly yours,

                                /s/ James N. White
                                ------------------------------------------------
                                Employee



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